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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                December 8, 1999

                              Puma Technology, Inc.
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                     --------------------------------------
                 (State or other jurisdiction of incorporation)


              0-21709                                    77-0349154
 ---------------------------------            -------------------------------
       (Commission File No.)             (IRS Employer Identification Number)


                          2550 North First Street, #500
                           San Jose, California 95131

                    (Address of Principal Executive Offices)

                                 (408) 321-7650
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.   OTHER EVENTS

         On December 8, 1999, Puma Technology, Inc., a Delaware corporation ("Puma"), Rocket Kitty Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Puma ("Merger Sub"), and NetMind Technologies, Inc., a California corporation ("NetMind"), entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") whereby, among other things, Merger Sub will be merged with and into NetMind (the "Merger") and NetMind will continue as the surviving corporation and become a wholly-owned subsidiary of Puma. The Merger will be structured as a tax-free reorganization, and the parties intend to account for the Merger as a pooling of interests.

         In connection with the Merger, Puma will issue 5,000,000 shares of Common Stock in exchange for all outstanding shares of common stock and preferred stock of NetMind and all outstanding options and warrants of NetMind. Puma has received a fairness opinion from its financial advisor in connection with the Merger.

         Each party's obligation to consummate the Merger is contingent upon approval and adoption of the Reorganization Agreement and the Merger by the stockholders of NetMind, the approval of the issuance of shares of Puma Common Stock to be issued in the Merger by the stockholders of Puma, the absence of a material adverse effect on other party, favorable legal opinions to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization, the receipt of an independent accountant's opinion that the Merger will be treated as a pooling of interests for accounting purposes, and certain other conditions set forth in the Reorganization Agreement. NetMind has covenanted that, until the consummation of the Merger or the termination of the Reorganization Agreement, it will carry on its business in the ordinary course and attempt to preserve its present business and relationships with customers, suppliers and others, and will not take certain actions without Puma's consent, and will use its best efforts to consummate the Merger.

         Certain affiliates of NetMind have entered into voting agreements in connection with the Merger. The voting agreements provide that the NetMind stockholders will vote their shares of common stock or preferred stock in favor of approval of the Reorganization Agreement and the Merger. The affiliates of each of Puma and NetMind have entered into pooling affiliate agreements which contain certain restrictions required for "pooling of interests" accounting.

         NetMind has agreed not to solicit, initiate discussions or engage in negotiations with any other party relating to a possible acquisition of NetMind or enter into any such transaction.

         The foregoing description of the Reorganization Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Reorganization Agreement, which is filed as an Exhibit to this statement and is herein incorporated by reference.

         It is anticipated that, assuming all conditions to the Merger are satisfied, the Merger will occur and a closing will be held in Puma's third calendar quarter of 2000. The obligations of the


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parties under the Reorganization Agreement may be terminated by either party if the Merger has not occurred by May 31, 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  2.1 Agreement and Plan of Merger and Reorganization by and among Puma Technology, Inc., Rocket Kitty Acquisition Corp. and NetMind Technologies, Inc., dated December 8, 1999.

                  99.1 Form of Voting Agreement between Puma and certain affiliates of NetMind.

                  99.2 Form of Pooling Affiliate Agreement between Puma and certain affiliates of Puma.

                  99.3 Form of Pooling Affiliate Agreement between Puma and certain affiliates of NetMind.

                  99.4 Press Release, dated October 28, 1999, entitled "Puma Technology To Acquire NetMind"


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 9, 1999                   PUMA TECHNOLOGY, INC.



                                          By:   /s/ Kelly Hicks
                                              ---------------------------------
                                          Name:     Kelly Hicks
                                                -------------------------------
                                          Title:   Vice-President of Operations
                                                 ------------------------------
                                                   & Chief Financial Officer
                                                   -------------------------


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                                INDEX TO EXHIBITS


 EXHIBIT
  NUMBER                           DESCRIPTION
----------        ----------------------------------------------
                  2.1    Agreement and Plan of Merger and Reorganization by and
                  among Puma Technology, Inc., Rocket Kitty Acquisition Corp.
                  and NetMind Technologies, Inc., dated December 8, 1999.

                  99.1 Form of Voting Agreement between Puma and certain affiliates of NetMind.

                  99.2 Form of Pooling Affiliate Agreement between Puma and certain affiliates of Puma.

                  99.3 Form of Pooling Affiliate Agreement between Puma and certain affiliates of NetMind.

                  99.4   Press Release, dated October 28, 1999, entitled "Puma
                  Technology To Acquire NetMind